UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2013 (February 27, 2013)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2013, Reverse Mortgage Solutions, Inc. (“RMS”), a wholly owned indirect subsidiary of Walter Investment Management Corp. (the “Company”), entered into a (i) Master Repurchase Agreement between The Royal Bank of Scotland plc (“RBS”) and RMS (the “Warehouse Agreement”) and (ii) Pricing Side Letter between RBS and RMS (“PSL”). In addition, pursuant to the terms of the Warehouse Agreement, the Company provided RBS with a guaranty (the “Guaranty”) in order to support RMS’s obligations under the Warehouse Agreement.

The Warehouse Agreement is structured as a master repurchase agreement, and provides for a maximum aggregate purchase price of $100,000,000 (the “Warehouse Facility”). The Warehouse Facility is provided by RBS on an uncommitted basis and matures on February 26, 2014. The Warehouse Facility will be used to support RMS’s funding obligations in connection with its reverse mortgage loan origination business.

The Warehouse Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type and requires RMS to comply with certain financial covenants relating to liquidity, adjusted tangible net worth and leverage. Similarly, the Guaranty also contains covenants and representations and warranties customary for guaranties provided to support financings of this type and requires the Company to comply with the financial covenants contained in the Company’s Credit Agreement, which was entered into on November 28, 2012, among the Company, the lenders party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other parties party thereto.

The PSL contains economic terms relating to the Warehouse Facility (the “PSL Terms”) that the Company and RBS believe are proprietary to their business relationship and that, if disclosed, could adversely affect the Company’s and/or RBS’s competitive position within the repurchase facility marketplace. As a result of the proprietary nature of the PSL Terms, the Company has made a request to the Securities and Exchange Commission to treat the PSL Terms as confidential information. As a result of such request, the Company is filing a redacted version of the PLS as Exhibit 10.2 to this Current Report on Form 8-K.

RMS and RBS intend that the transactions under the Warehouse Facility be sales to RBS of the mortgage loans and not loans from RBS to RMS secured by the mortgage loans. However, in order to preserve RBS’s rights under the Warehouse Facility in the event a court or other forum recharacterizes the transactions as other than sales, as security for its obligations under the Warehouse Facility, RMS has also granted RBS a fully perfected first priority security interest in the mortgage loans purchased by RBS under the Warehouse Agreement, as well as all ancillary collateral relating to the purchased mortgage loans.

The foregoing description of the Warehouse Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warehouse Agreement and a redacted version of the PSL which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Warehouse Agreement and PSL in Item 1.01 of this Current Report on Form 8-K, including the exhibits incorporated therein, are incorporated in their entirety into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Master Repurchase Agreement dated as of February 27, 2013 between the Royal Bank of Scotland Plc, as Buyer and Reverse Mortgage Solutions, Inc., as Seller.

99.2*	Pricing Side Letter

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: March 4, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary